55 Water Street New York, NY 10041 www.spglobal.com Press Release For Immediate Release

S&P Global Announces Intent to Separate Mobility Segment into Standalone Public Company

S&P Global Strongly Positioned to Drive Continued Profitable Growth and Value Creation Across Four Core Businesses

S&P Global Mobility to Be an Automotive Data and Technology Leader with Flexibility to Pursue Near- and Long-Term Growth Opportunities

Company Separately Reports First Quarter 2025 Results; Conference Call Today at 8:30 a.m. ET

NEW YORK, April 29, 2025 – S&P Global (NYSE: SPGI) today announced its intent to separate S&P Global Mobility (“Mobility”) from S&P Global to drive long-term value creation. The planned separation is expected to result in Mobility becoming a standalone public company.

“S&P Global is a leader providing essential intelligence with a proven history of strong financial performance and durable growth. Separating Mobility will allow us to continue to focus on our core businesses and pursue our growth strategy,” said Martina L. Cheung, President and CEO of S&P Global.

S&P Global: Enabling Critical Decisions in Financial and Commodity Markets

S&P Global will continue as a leading provider of credit ratings, benchmarks, analytics and workflow solutions and will consist of its four highly synergistic core businesses – S&P Global Market Intelligence, S&P Global Ratings, S&P Global Commodity Insights and S&P Dow Jones Indices.

Following the separation, S&P Global will benefit from simplified operations, increased focus on its enterprise strategy and a unified approach to powering public and private markets. With a strong leadership team bringing relevant industry experience, S&P Global will be optimally positioned to build on positive momentum in its product innovation and AI initiatives, as well as its proven track record of driving profitable growth among leading global brands.

S&P Global expects to provide more information regarding its multi-year strategy at an Investor Day, scheduled for November 13, 2025.

Mobility: Delivering Insights and Solutions Throughout the Vehicle Lifecycle

Mobility is an automotive data and technology leader with three divisions – Used Vehicle Sales & Service (including CARFAX), Strategy & Product Planning and New Vehicle Sales & Marketing.

Evolving dynamics, including growing consumer demand for vehicle information, the rise of electrification and software-defined vehicles, direct-to-customer retail models and the supply chain disruptions related to tariffs are driving an increased need for Mobility’s data and decisioning tools. With trusted, market-leading brands such as CARFAX, automotiveMastermind, Polk Automotive Solutions and Market Scan, unique data sets and demonstrated resilience through business cycles, Mobility is well positioned to meet customer demand in the fast-moving environment.

A separation will allow Mobility more flexibility to pursue near- and long-term growth opportunities, including in used car offerings and expanding both geographically and into adjacent markets.

In fiscal year 2024, the Mobility segment generated $1.6 billion in revenue, a year-over-year increase of approximately 8%.

Transaction Benefits and Details

Through the transaction, S&P Global and Mobility are each expected to benefit from:
•Focused management teams, business models and strategic priorities to drive long-term value creation and benefit customers;

•Financial flexibility to further strengthen market leadership and capitalize on profitable growth opportunities;
•Strong balance sheets, with additional capital structure and capital allocation detail to be provided as the planned separation progresses; and
•Distinct and compelling investment profiles to align with investor objectives.

The planned separation follows a comprehensive review by the Company’s Board of Directors and executive leadership team. The separation is expected to be effected through a spin-off of Mobility that is intended to qualify as a tax-free transaction for U.S. federal tax purposes to S&P Global shareholders.

S&P Global expects to complete the separation within 12 to 18 months, subject to the satisfaction of customary legal and regulatory requirements and approvals, including final approval of the Company’s Board of Directors and effectiveness of a Form 10 registration statement filed with the U.S. Securities and Exchange Commission. There can be no assurance that any separation transaction will ultimately occur or, if one does occur, of its terms or timing.

First Quarter 2025 Results and Conference Call/Webcast Details

The Company's senior management will discuss the separation transaction and review its first quarter year 2025 earnings results, which were separately announced today, on a conference call scheduled for today, April 29, at 8:30 a.m. ET. Additional information presented on the conference call, as well as the Company's earnings release and Supplemental slide content, may be found on the Company's Investor Relations Website at http://investor.spglobal.com/Quarterly-Earnings.

The Webcast will be available live and in replay at http://investor.spglobal.com/Quarterly-Earnings.

Advisors

Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Evercore Group L.L.C. are serving as financial advisors and Davis Polk & Wardwell LLP and Baker McKenzie LLP are serving as legal advisors to S&P Global.

About S&P Global

S&P Global (NYSE: SPGI) provides essential intelligence. We enable governments, businesses and individuals with the right data, expertise and connected technology so that they can make decisions with conviction. From helping our customers assess new investments to guiding them through sustainability and energy transition across supply chains, we unlock new opportunities, solve challenges and accelerate progress for the world.

We are widely sought after by many of the world's leading organizations to provide credit ratings, benchmarks, analytics and workflow solutions in the global capital, commodity and automotive markets. With every one of our offerings, we help the world's leading organizations plan for tomorrow, today. For more information, visit www.spglobal.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company’s business strategies and methods of generating revenue; the development and performance of the Company’s services and products; the expected impact of acquisitions and dispositions; the Company’s effective tax rates; the Company’s cost structure, dividend policy, cash flows or liquidity; and the anticipated separation of Mobility into a standalone public company.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•worldwide economic, financial, political, and regulatory conditions (including slower GDP growth or recession, restrictions on trade (e.g., tariffs), instability in the banking sector and inflation), and factors that contribute to uncertainty and volatility (e.g., supply chain risk), natural and man-made disasters, civil unrest, public health crises (e.g., pandemics), geopolitical uncertainty (including military conflict), and conditions that result from legislative, regulatory, trade and policy changes, including from the U.S. administration;
•the volatility and health of debt, equity, commodities, energy and automotive markets, including credit quality and spreads, the composition and mix of credit maturity profiles, the level of liquidity and future debt issuances, equity flows from active to passive, fluctuations in average asset prices in global equities, demand for investment products that track indices and assessments and trading volumes of certain exchange traded derivatives;
•the demand and market for credit ratings in and across the sectors and geographies where the Company operates;
•the Company’s ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential for a system or network disruption that results in regulatory penalties and remedial costs or improper disclosure of confidential information or data;
•the outcome of litigation, government and regulatory proceedings, investigations and inquiries;
•concerns in the marketplace affecting the Company’s credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings, benchmarks, indices and other services;
•the level of merger and acquisition activity in the United States and abroad;
•the level of the Company’s future cash flows and capital investments;
•the effect of competitive products (including those incorporating generative artificial intelligence ("AI")) and pricing, including the level of success of new product developments and global expansion;
•the impact of customer cost-cutting pressures;
•a decline in the demand for our products and services by our customers and other market participants;
•our ability to develop new products or technologies, to integrate our products with new technologies (e.g., AI), or to compete with new products or technologies offered by new or existing competitors;
•our ability to attract, incentivize and retain key employees, especially in a competitive business environment;
•our ability to successfully navigate key organizational changes, including among our executive leadership;
•the Company’s exposure to potential criminal sanctions or civil penalties for noncompliance with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia and Venezuela, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions;
•the continuously evolving regulatory environment in Europe, the United States and elsewhere around the globe affecting each of our businesses and the products they offer, and our compliance therewith;
•the Company’s ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
•consolidation of the Company’s customers, suppliers or competitors;
•the introduction of competing products or technologies by other companies;
•the ability of the Company, and its third-party service providers, to maintain adequate physical and technological infrastructure;
•the Company’s ability to successfully recover from a disaster or other business continuity problem, such as an earthquake, hurricane, flood, civil unrest, protests, military conflict, terrorist attack, outbreak of pandemic or contagious diseases, security breach, cyber attack, data breach, power loss, telecommunications failure or other natural or man-made event;
•the impact on the Company’s revenue and net income caused by fluctuations in foreign currency exchange rates;
•the impact of changes in applicable tax or accounting requirements on the Company;
•the separation of Mobility not being consummated within the anticipated time period or at all;
•the ability of the separation of Mobility to qualify for tax-free treatment for U.S. federal income tax purposes;
•any disruption to the Company’s business in connection with the proposed separation of Mobility;
•any loss of synergies from separating the businesses of Mobility and the Company that adversely impact the results of operations of both businesses, or the companies resulting from the separation of Mobility not realizing all of the expected benefits of the separation; and
•following the separation of Mobility, the combined value of the common stock of the two publicly-traded companies not being equal to or greater than the value of the Company’s common stock had the separation not occurred.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company’s businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company’s filings with the SEC, including Item 1A, Risk Factors in our most recently filed Annual Report on Form 10-K, as supplemented by Item 1A, Risk Factors, in our most recently filed Quarterly Report on Form 10-Q.

Contacts

Investor Relations:
Mark Grant
Senior Vice President, Investor Relations
Tel: +1 (347) 640-1521
mark.grant@spglobal.com

Media:
Christina Twomey
Chief Communications Officer
Tel: +1 (410) 382-3316
christina.twomey@spglobal.com